EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          NORTHWEST ENERGY CORPORATION


                                   ARTICLE I

     The name of the Corporation is Northwest Energy Corporation.

                                   ARTICLE II

     The Corporation is authorized to issue 1,000 shares of Common Stock.

                                  ARTICLE III

     The street address and the mailing address of the initial registered office of the Corporation is 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, and the name of its initial registered agent at that address is Stuart W. Chestler.

                                   ARTICLE IV

     The name of the incorporator is Stuart W. Chestler and the address of the incorporator is 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204.

                                   ARTICLE V

     The mailing address for the Corporation for notices is 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204.

Executed:  August 3, 2001


                                   /s/   Stuart W. Chestler
                                   --------------------------------
                                   Stuart W. Chestler, Incorporator